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                           G-III APPAREL GROUP, LTD.
                             1997 STOCK OPTION PLAN

     1. Purpose. The purpose of the G-III Apparel Group, Ltd. 1997 Employee Stock Option Plan (the 'Plan') is to enable G-III Apparel Group, Ltd. (the 'Company') and its stockholders to secure the benefits of common stock ownership by personnel of the Company and its subsidiaries. The Board of Directors of the Company (the 'Board') believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and growth of the Company.

     2. Stock Subject to the Plan. Subject to the provisions of Section 6, the Company may issue and sell a total of 500,000 shares of its common stock, $.01 par value (the 'Common Stock'), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. Subject to the provisions of Section 6, the maximum number of shares with respect to which options may be granted to any employee of the Company during any fiscal year is 100,000. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the 'Committee') consisting of at least two directors appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

     4. Eligibility. Options may be granted under the Plan to present or future employees of the Company or a subsidiary of the Company and to consultants to and directors of the Company or a subsidiary who are not employees (provided, however, that, notwithstanding anything to the contrary contained herein, unless the Board determines otherwise, the Board shall have sole authority with respect to the granting and interpretation of options granted under the Plan to any director of the Company or a subsidiary who is not an employee and who serves as a member of the Committee). Subject to the provisions of the Plan, the Committee will from time to time select the persons to whom

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options will be granted, and will fix the number of shares covered by each  such option and establish the terms and conditions thereof, including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986 (an 'Incentive Stock Option').

     5. Terms and Conditions of Options. Each option granted under the Plan will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

          (a) Option Exercise Price. In the case of an option that is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, is a ten percent shareholder described in Section 422(b)(6) of the Internal Revenue Code of 1986). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

          (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a 'ten percent shareholder').

          (c) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a subsidiary for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee may establish any vesting or other restrictions on the exercisability of an option, subject to earlier termination as provided herein. All or part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Company to enable it to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

          (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

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          (e) Rights as a Stockholder. No shares of Common Stock will be  issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments).

          (f) Option Transfers. The Committee, acting in its discretion, may authorize an optionee to make an inter vivos gift of all or a portion of an option (other than an Incentive Stock Option) granted to such optionee under the Plan to (1) the optionee's spouse, children or grandchildren ('Immediate Family Members'), (2) a trust for the exclusive benefit of one or more Immediate Family Members, (3) a partnership in which the optionee and one or more Immediate Family Members are the only partners or (4) such other persons as the Committee may permit. The Company shall have no obligation to provide notice to any transferee of the occurrence of an event (such as the termination of an optionee's service with the Company) that could affect the transferee's rights under the Plan. Options are transferable upon an option holder's death to a beneficiary designated by the option holder in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the option holder, pursuant to the option holder's will or the laws of descent and distribution. An option that is transferred to a permitted transferee in accordance with the provisions hereof will remain subject to the terms and conditions of the Plan and of the option agreement governing the transferred option. Except as otherwise permitted hereby, options are not transferable and are exercisable during life only by the optionee.

          (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service or on such other date as may be specified by the Committee provided, however, if the optionee's employment or service is terminated by the Company for cause (defined below), then each outstanding option granted to him or her will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or on such other date as may be specified by the Committee. For purposes hereof, the term 'disability' means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company and its subsidiaries by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration; and, the term 'cause' means an optionee's (1) failure or refusal to perform his or her duties for the Company or its subsidiaries, (2) commission of a crime involving moral turpitude, (3) conviction for commission of a felony, (4) attempt to improperly secure any personal profit in connection with the business of the Company or its subsidiaries or (5) dishonesty or willful engagement in conduct which is injurious to the business or reputation of the Company or its subsidiaries, all as determined by the Committee in its sole discretion.

          (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

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     6. Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares that may be granted to any individual during a fiscal year, and the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend.

          (b) Cash, Stock or Other Property for Stock. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options with comparable options to purchase the stock of such other corporation, or will provide for immediate exercisability of all outstanding options, with all options not being exercised within the time period specified by the Board being terminated.

          (c) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

          (d) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7. Amendment and Termination of the Plan. Except as may otherwise be required by law, the Board, acting in its sole discretion and without further action on the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding option without the written consent of the option holder.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual a right to receive an option under the Plan or to be retained in the employ or service of the Company or any subsidiary.

     9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     10. Decisions and Determinations to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     11. Term of the Plan. The Plan shall be effective on the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in force in accordance with their terms.

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